UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2013
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719
(Address of principal executive offices) (Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements and Convertible Notes with (1) Asher Enterprises, Inc. and (2) GCA Strategic Investment Fund Limited

As of April 1, 2013, Titan Iron Ore Corp. (the “Company”) entered into a securities purchase agreement (the “Asher SPA”) with Asher Enterprises Inc. (“Asher”), pursuant to which the Company sold to Asher a $53,000 face value 8% Convertible Note (the “Asher Note”) with a term to January 1, 2014 (the “Asher Maturity Date”). Interest accrues daily on the outstanding principal amount of the Asher Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount of the note and interest is payable on the Asher Maturity Date. The note is convertible into common stock beginning six months after the issue date (April 1, 2013) (the “Issue date”), at the holder’s option, at a 40% discount to the average of the five lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 60 days thereafter, (ii) 135% if prepaid 61 days following the closing through 90 days following the Issue Date, (iii) 140% if prepaid 91 days following the closing through 120 days following the Issue Date, (iv) 150% if prepaid 121 days following the Issue Date through 180 days following the Issue Date, and (v) 175% if prepaid 181 days following the Issue Date through the Asher Maturity Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the note becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest. Asher does not have the right to convert the Note, to the extent that Asher and its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. Asher has a right of first refusal to participate in future financings below $45,000 for a period of 12 months. The Company paid Asher $3,000 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Asher.

As of April 2, 2013, the Company entered into a securities purchase agreement (the “Global SPA”) with GCA Strategic Investment Fund Limited (“Global”), pursuant to which the Company sold to Global a $235,000 face value, non-interest bearing Convertible Bridge Note (the “Global Note”) with a term to September 20, 2013 (the “Global Maturity Date”). The principal amount of the note is payable on the Global Maturity Date. The note is convertible into common stock at any time after the issuance date, at the holder’s option, at a conversion price equal to the lesser of (i) 100% of the volume weighted average sales prices (“VWAP”), as reported by Bloomberg LP for the five (5) trading days immediately preceding the closing, and (ii) 70% of the average daily VWAPs for the common stock on the trading market during the ten (10) consecutive trading days immediately preceding the applicable conversion date. Global may not convert more than 33 1/3% of the initial principal sum into shares of common stock at a price below $0.08 during any calendar month. In the event the Company elects to prepay the Global Note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. The Global Note also contains a mandatory partial prepayment requirement should the Company obtain certain future net financings in excess of $300,000, and under other conditions. In connection with the Global SPA, the Company agreed to prepare and file on or before the 30th day following the date of the SPA (the “Filing Date”) a registration statement on form S-1 or otherwise covering the resale of the shares convertible under the Global Note (the “Conversion Shares”). Subject to the limitations imposed by the SEC in accordance with Rule 415, Global shall have the right to sell the Conversion Shares under the registration statement. The Global Note contains certain penalties and liquidated damages provisions if the registration statement is filed by the Filing Date or not declared effective by the SEC within 90 days of the Filing Date. Global does not have the right to convert the Note, to the extent that Global and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock. The Company paid Global $15,000 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Global, plus restricted common stock at 4% of the net amount received calculated at $0.15 per share.

In connection with the Global SPA, the Company agreed with Ascendiant Capital Partners, LLC (“Ascendiant”) to amend the First Amended and Restated Securities Purchase Agreement between Ascendiant and the Company (“Ascendiant SPA”), to include the Conversion Shares underlying the Global Note in the registration statement currently being pursued by the Company. The parties have agreed to increase the number of Initial Commitment Fee Shares set forth in Section 4.16 of the Ascendiant SPA to Two Million (2,000,000) shares of the Company’s common stock.  The parties acknowledged the prior issuance of 1,142,858 shares, and the Company agreed to issue an additional 857,142 shares to Ascendiant.

The Company issued the Notes described herein and intend to issue shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Contemporaneous with these financings, the Company called 51% of the previous 5% Debentures issued to two separate parties on October 18, 2012, by fully retiring one Debenture, and partially calling the other, proposing to remit on 10 business days’ notice the total amount of $122,980, representing principal and interest on these Debentures to April 17, 2013.

The full text of the forms of the Securities Purchase Agreements, the Notes, and related documents described above are attached hereto as Exhibits 10.1 through 10.5 below.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement with Asher Enterprises, Inc.
10.2	Convertible Note with Asher Enterprises, Inc.
10.3	Securities Purchase Agreement with GCA Strategic Investment Fund Limited
10.4	Convertible Note with GCA Strategic Investment Fund Limited
10.5	First Amendment to the First Amended and Restated Securities Purchase Agreement with Ascendiant Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.
Date: April ___, 2013
By:

/s/ Andrew Brodkey
Andrew Brodkey
CEO and President